Exhibit 11 - Computation of Earnings Per Common Share

                        HMN Financial, Inc.
             Computation of Earnings Per Common Share
                            (Unaudited)


Computation of Earnings Per Common
Share for Statements of Operations:           Three Months Ended
- - -----------------------------------           ------------------
                                                   March 31,
                                               1996        1995
                                            ----------  ---------
 Net income                                 $1,586,691  1,363,425
                                            ----------  ---------
 Weighted average number of common
   share and common share equivalents:
      Weighted average common
        shares outstanding                   4,717,775  5,464,135
      Dilutive effect of stock option
        plans after application
        of treasury stock method                48,445          0
                                            ----------  ---------
                                             4,766,220  5,464,135
                                            ----------  ---------

  Earnings per common share and
    common share equivalents                $     0.33       0.25
                                            ==========  =========

Computation of Fully Diluted Earnings Per
Common Share and Common Share Equivalent<F1>
- - -------------------------------------------
  Net income                                $1,586,691  1,363,425
                                            ----------  ---------
  Weighted average number of common
    share and common share equivalents:
    Weighted average common
      shares outstanding                     4,717,775  5,464,135
    Dilutive effect of stock option
      plans after application of
      treasury stock method                     48,445          0
                                            ----------  ---------
                                             4,766,220  5,464,135
                                            ----------  ---------
 Earnings per common share and
   common share equivalents                 $     0.33       0.25
                                            ==========  =========

<F1>This calculation is submitted in accordance with Regulation
    S-K Item 601(b)(11) although not required by footnote 2 of paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                21

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